As filed with the Securities and Exchange Commission on January 20, 2012
Registration Number 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Introbuzz
(Name of registrant as specified in its charter)

Nevada	8999	26-2568892
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7816 Calico Flower Avenue
Las Vegas, Nevada 89128
(424) 225-2783
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gerwerter, Esq.
Law Office of Harold P. Gerwerter, Esq., Ltd. 5440 West Sahara, Suite 105 Las Vegas, Nevada 89146 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of Each Class	Amount	Maximum	Aggregate	Amount of
of Securities to be	to be	Offering Price	Offering	Registration
Registered	Registered (1)	per Share ($)	Price ($)(2)	Fee($)

Shares of Common
Stock, par value $0.001	2,000,000	$.05	$100,000	$11.46

1	2,000,000 shares are being offered by a direct offering at the price of $.05 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
Introbuzz

2,000,000 Shares of Common Stock

$0.05per share

$100,000 Maximum Offering

Introbuzz (“Introbuzz” or the "Company") is offering on a best-efforts basis a minimum of 1,000,000 and a maximum of 2,000,000 shares of its common stock at a fixed price of $0.05 per share.  The price of $0.05 per share is a fixed for the duration of this offering.  There is no minimum investment by any individual investor of shares required to be purchased.  The shares are intended to be sold directly through the efforts of Kenneth Carter, our sole officer and director.  After the effective date of this prospectus, Mr. Carter intends to advertise through personal contacts, telephone, and hold investment meetings.  We will not utilize the Internet or print media to advertise our offering.  Mr. Carter will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Introbuzz as a possible investment.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Introbuzz.  All subscription funds will be held in a non-interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Introbuzz until such a time as the minimum proceeds are raised. Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.   If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 1,000,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.

Prior to this offering, there has been no public market for Introbuzz’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 8.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	1,000,000	$50,000	$0.00	$50,000
Maximum	2,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.05 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  INTORBUZZ MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Introbuzz does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2012.

Table of Contents

SUMMARY OF PROSPECTUS	3
General Information about the Company	3
The Offering	5
RISK FACTORS	8
RISKS ASSOCIATED WITH THIS OFFERING	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	14
PLAN OF DISTRIBUTION	14
Offering will be Sold by Our Officer and Director	14
Terms of the Offering	14
Deposit of Offering Proceeds	15
Procedures and Requirements for Subscription	16
DESCRIPTION OF SECURITIES	16
INTEREST OF NAMED EXPERTS AND COUNSEL	17
DESCRIPTION OF OUR BUSINESS	17
General Information	17
Business Overview	18
Technology/Product Development	20
Marketing	25
Growth Strategy of the Company	26
Competitor Analysis	28
Patents and Trademarks	28
Need for any Government Approval of Products or Services	29
Government and Industry Regulation	29
Research and Development Activities	29
Environmental Laws	29
Employees and Employment Agreements	29
DESCRIPTION OF PROPERTY	29
LEGAL PROCEEDINGS	29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	29
FINANCIAL STATEMENTS	32
Audited Financial Statements as of December 31, 2011	F-1
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE	36
FINANCIAL DISCLOSURE	36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	36
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
EXECUTIVE COMPENSATION	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
FUTURE SALES BY EXISTING STOCKHOLDERS	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
INDEMNIFICATION	40
AVAILABLE INFORMATION	40

INTROBUZZ
7816 CALICO FLOWER AVENUE
LAS VEGAS, NEVADA 89128
(424) 225-2783

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Introbuzz”.

General Information about the Company

We are a development stage company formed in the state of Nevada on May 1, 2008 as a web based social network service founded on the premise that personal networks and contacts are valuable.  Social networks are web based services that allow individuals to post a profile and link their profile to other friends and organizations.  To date, social networks such as Linkedin.com and Facebook.com have generated enormous popularity.  Social networks have largely been a “personal branding” exercise or for pure entertainment to see what friends or associates are doing.

Introbuzz is a social network that is also based on showing the types of people you are connected with and are associated.  However, it’s also based on the idea that people should, and will pay to get in touch with people you know.  Furthermore, money or donations act as a convenient reason to get in touch with people who can benefit your career or enhance one’s life.

People will pay for introductions that are meaningful since it can save or create significant value to someone’s life such as to find the right executive, nanny, software developer – or even the right squash player.   Instead of paying for a lunch that neither party wants to eat, parties can get down to business knowing that their time has been valued.

Introbuzz is a development stage company that has not commenced its planned principal operations to date.  Introbuzz plans to launch its web based social network site in early 2012 and operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Development of the business plan;

2.	Website development;

3.	Programming including: user interface, search mechanism, registration, listings, membership profile, search functions, invitation screens, secured payment options;

4.	Adopted marketing strategy and target market segmentation;

5.	Conducted due diligence on market acceptance, membership trends and social network habits;

6.	Planned site launch of www.introbuzz.com early 2012

Introbuzz has identified the following challenges to its success:

1.	Making adoption easy and “Stigma-less”
Introbuzz is introducing a new model for social networks that will require some acceptance.  Selling a stranger your record collection via online auction was a stretch for some people to adopt, and Introbuzz is likely to face similar challenges from late adopters.  Introbuzz is disrupting an inefficient model of meeting people that is currently based on vague notions of social capital by making it clear “I want to meet this person, and I will make it worth your while”.

Most important to removing stigma is the involvement of non-profits.  If people are uncomfortable receiving payment, almost everyone is comfortable generating a donation to a cause that helps disadvantaged children, fighting disease, or helping physically or mentally handicapped people.

2.	Social network user fatigue
Linked, Facebook, Doostang, Myspace, and several other social networks already have established themselves and many users are tired of receiving invitations from people to join another network.  Introbuzz does not believe another traditional social network such as a direct competitor to Linkedin.com could compete.  However, Introbuzz believes a social network that generates revenue is a compelling reason to get people to join.

3.	Managing corporate policies
Introbuzz expects that a number of enterprises will have limitations on what people can accept for gifts.  Introbuzz is likely to “fly under radar” for some time, but it may be possible that certain organizations ultimately restrict employees from using their professional titles to generate revenue.  For example, someone who is “Director of IT Purchasing, Starbucks” could wield enormous power for someone seeking an appointment and generate significant revenue.

The following policies could be embraced:

All revenue could be donated to the corporation or organization itself.  This could allow companies to have more efficient uses of their time by using a “pay for meeting” policy to keep over-eager salespeople at bay.

All revenue could be donated to a designated non-profit (i.e. Microsoft employees will designate all revenue to the Microsoft Computers for Kids foundation.  )

The Company believes that raising $100,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to further develop and finalize our web based social network service, launch our service, and to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Introbuzz currently has one officer and director. This individual allocates time and personal resources to Introbuzz on a part-time basis and devotes approximately 10 hours a week to the Company.  Once the public offering is closed, Mr. Carter plans to spend the time necessary to oversee the programming, website design, marketing campaign and direct the primary operations of the business.

As of the date of this prospectus, Introbuzz has 6,000,000 shares of $0.001 par value common stock issued and outstanding.

Introbuzz has administrative offices located at 7816 Calico Flower Avenue, Las Vegas, Nevada 89128.  Mr. Carter, our sole office and director, provides the office on a rent free basis.

Introbuzz’s fiscal year end is December 31.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Introbuzz is offering, on a best-efforts, self-underwritten basis, a minimum of 1,000,000 and a maximum of 2,000,000 shares of its common stock.

Offering Price per Share:	$.05

Offering Period:
The shares are being offered for a period not to exceed 180 days.  There is no minimum number of shares required to be purchased.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 1,000,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.

Escrow Account:
The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Introbuzz” and will be deposited in a non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised.  No interest will be available for payment to either to the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Intorbuzz until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Introbuzz’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Introbuzz and is therefore not an independent third party.

Net Proceed to Company:	$100,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	6,000,000 common shares

Number of Shares Outstanding
After the Offering:	8,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Introbuzz assets, book value, historical earnings, or net worth.

Introbuzz will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, programming costs, software engineer fees, website design fees, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Introbuzz has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Introbuzz common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Introbuzz’s Audited Statements of Operations for the period from inception (May 1, 2008) to December 31, 2011.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Introbuzz has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

(Balance of the Page Intentionally Left Blank)

Introbuzz
Statements of Operation

			May 1, 2008
	For the Year Ended		(inception)
	December 31,		December 31,
	2011	2010	2011

Revenues	$-	$-	$-

EXPENSES
Operating Expenses
Professional	3,500	-	5,500
General and administrative		33	1,985
Research and development		-	6,000
Depreciation and amortization	8,600	8,600	30,867
Total operating expenses	12,100	8,633	44,352

Net loss from operations	(12,100)	(8,633)	(44,352)

Other income (expense)
Interest expense	(1,410)	(1,410)	(5,170)
Income taxes	-		-

Net loss	$(13,510)	$(10,043)	$(49,522)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of
shares outstanding	6,000,000	6,000,000

See auditor's report and notes to the audited financial statements

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

KENNETH CARTER, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS.  ONCE THE PUBLIC OFFERING IS CLOSED, MR. CARTER PLANS TO SPEND THE TIME NECESSARY TO RUN THE MARKETING CAMPAIGN AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS.  HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense.  Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Kenneth Carter. While Mr. Carter has business experience including management, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on May 1, 2008; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Introbuzz has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Introbuzz has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Introbuzz begins to generate sufficient revenues to finance operations as a going concern, Introbuzz may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Introbuzz to cease operations if additional financing is not available. No known alternative resources of funds are available to Introbuzz in the event it does not have adequate proceeds from this offering. However, Introbuzz believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR SERVICE. IF THE MARKET DOES NOT FIND OUR SERVICE DESIRABLE AND SUITABLE FOR THEIR USE AND WE CANNOT ESTABLISH A MEMBERSHIP BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a service that the market accepts and is willing to use is critically important to our success. We cannot be certain that the service we offer will be accepted by the market.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating services in the future.

THE LOSS OF THE SERVICES OF KENNETH CARTER COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Kenneth Carter. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace his with another individual qualified to develop and market our services. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE SOCIAL NETWORKING MARKETPLACE IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE SERVICES THAT THE MARKET AND INDIVIDUALS ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Introbuzz has many potential competitors in the web based social networking marketplace.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to us.

Some of the Company’s competitors also offer a wider range of services; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, undertake more extensive marketing activities, and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition existing, and future competitors could result in an inability to secure adequate membership numbers sufficient to support Introbuzz’s endeavors.  Introbuzz cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

INTROBUZZ MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Introbuzz has limited capital resources. Unless Introbuzz begins to generate sufficient revenues to finance operations as a going concern, Introbuzz may experience liquidity and solvency problems. Such liquidity and solvency problems may force Introbuzz to cease operations if additional financing is not available. No known alternative resources of funds are available to Introbuzz in the event it does not have adequate proceeds from this offering. However, Introbuzz believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Introbuzz or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Introbuzz is Kenneth Carter who also serves as its Director, President, Secretary, and Treasurer.  Mr. Carter holds 6,000,000 restricted shares of Introbuzz common stock.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Introbuzz common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE KENNETH CARTER, INTROBUZZ’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF INTROBUZZ ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Kenneth Carter, Introbuzz’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Introbuzz security holders, including the election of directors. Mr. Carter would retain 75% ownership in Introbuzz common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Introbuzz stockholders to receive a premium for their shares of Introbuzz common stock in the event Introbuzz enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Introbuzz. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $7,000 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Introbuzz business, financial condition, and prospects that reflect Introbuzz management’s assumptions and beliefs based on information currently available. Introbuzz can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Introbuzz assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Introbuzz’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our concept, sufficient membership numbers, the willingness of members to pay fees sufficient to sustain operations, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Introbuzz functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The net proceeds from the sale of the Maximum Offering are estimated at $93,000 after deducting estimated Offering expenses of $7,000. The net proceeds from the sale of the maximum number of Shares should satisfy the Company's current working capital needs. The following table details the Company's projected use of proceeds of the Offering based upon 100% and 50% of the Offering sold. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after the receipt of funds from this offering.  The Minimum Offering proceeds will be sufficient to execute the business plan and any proceeds in excess of the Minimum Offering, but less than the Maximum Offering will be distributed pro-rata to the application working capital categories.

Introbuzz intends to use the proceeds from this offering as follows:

	Minimum		Maximum
Application of Proceeds	$	% of total	$	% of total

Total Offering Proceeds	50,000	100.00	100,000	100.00

Offering Expenses
Legal & Professional Fees	2,000	4.00	2,000	2.00
Accounting Fees	3,500	7.00	3,500	3.50
Edgar Fees	700	1.40	700	0.70
Blue-sky fees	800	1.60	800	0.80
Total Offering Expenses	7,000	14.00	7,000	7.00

Net Proceeds from Offering	43,000	86.00	93,000	93.00

Use of Net Proceeds
Accounting Fees	3,000	6.00	3,000	3.00
Legal and Professional Fees	1,500	3.00	1,500	1.50
Marketing	5,000	10.00	22,000	22.00
Office Supplies	500	1.00	2,000	2.00
Programming Costs (1)	18,000	36.00	29,500	29.50
Software Engineer	5,000	10.00	10,000	10.00
Website Design	10,000	20.00	25,000	25.00
Total Use of Net Proceeds	43,000	86.00	93,000	93.00

Total Use of Proceeds	50,000	100.00	100,000	100.00

Notes:

(1) The category of Programming Costs is allocated for the purpose of paying potential part-time employees or contracted employees.  None of the proceeds allocated in this category are intended to pay the CEO.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. In the event the offering is closed where the minimum has been raised, but the maximum has not been attained, our management will distribute pro-rata to the application working capital categories.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering  for such projects.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Introbuzz’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated December 31, 2011

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Introbuzz’s issued and outstanding stock. This is due in part because of the common stock issued to the Introbuzz officer, director, and employee totaling 6,000,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share.  Introbuzz net book value on December 31, 2011 was $(43,522).

If the Minimum Offering is sold, there will be 7,000,000 Shares of Common Stock outstanding.  Introbuzz net book value will be approximately $(0.00007) per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04993 per share while the Introbuzz present stockholder will receive an increase of $0.00718 per share in the net tangible book value of the shares that he holds. This will result in a 99.86% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 8,000,000 Shares of Common Stock outstanding.  Introbuzz net book value will be approximately $0.00618 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04382 per share while the Introbuzz present stockholder will receive an increase of $0.01343 per share in the net tangible book value of the shares that he holds. This will result in an 87.64% dilution for purchasers of stock in this offering.

This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in Introbuzz previously:

	Minimum		Maximum
	Offering		Offering
	50%		100%

Book Value Per Share Before the Offering	$(0.00725)		(0.00725)

Book Value Per Share After the Offering (1)	$(0.00007)		0.00618

Net Increase to Original Shareholders	$0.00718		0.01343

Decrease in Investment to New Shareholders	$0.04993		0.04382

Dilution to New Shareholders (%)	99.86%	%	87.64%

Note:

(1)	After deducting Offering Expenses estimated in aggregate, at $7,000.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mr. Carter, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Carter will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Introbuzz as a possible investment.  In offering the securities on our behalf, Mr. Carter will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Carter will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Carter is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Mr. Carter is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Carter is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. Carter is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Introbuzz is offering, on a best-efforts, self-underwritten basis, a minimum of 1.000,000 and a maximum of 2,000,000 shares of its common stock.

Introbuzz is offering, on a best efforts, self-underwritten basis, a minimum of 1,000,000 and a maximum of 2,000,000 shares of its common stock at a fixed price of $0.05 per share.  The price of $0.05 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased.   This is the initial offering of Common Stock of Introbuzz and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Kenneth Carter, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Mr. Carter, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Carter will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Introbuzz as a possible investment.  The shares are being offered for a period not to exceed 180 days.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 1,000,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Introbuzz” and will be deposited in a non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Intorbuzz until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Introbuzz’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Introbuzz and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Introbuzz has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Introbuzz were to enter into such arrangements, Introbuzz will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Introbuzz has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Introbuzz has identified Nevada, California, Indiana and Michigan as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Introbuzz”  (“Trust Account”) and will be deposited in a non-interest bearing law firm trust bank account. All subscription agreements and checks should be delivered to“Law Offices of Harold P. Gewerter, Esq., Ltd., 5440 West Sahara, Suite 105, Las Vegas, Nevada 89146.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Intorbuzz until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Introbuzz’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Introbuzz and is therefore not an independent third party.  The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 1,000,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  The fee of the Escrow Agent is $1,500.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Introbuzz” 5440 West Sahara, Suite 105, Las Vegas, Nevada 89146.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased.  Introbuzz reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Introbuzz accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Introbuzz’s authorized capital stock consists of 10,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Introbuzz has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of preferred stock.  As stated in the Articles of Incorporation, the Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

COMMON STOCK

Introbuzz’s authorized capital stock consists of 10,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Introbuzz common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Introbuzz directors.

PREEMPTIVE RIGHTS

No holder of any shares of Introbuzz stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Introbuzz has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Introbuzz does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Introbuzz will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (May 1, 2008) to December 31, 2011 are included in this prospectus.  They were audited by Peter Messineo Certified Public Accountant, PCAOB- and CPAB-Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Office of Harold P. Gerwerter Esq., Ltd. 5440 West Sahara, Suite 105, Las Vegas, Nevada 89146, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

Introbuzz was incorporated in the State of Nevada on May 1, 2008 under the same name. Since inception, Introbuzz has not generated revenues and has accumulated losses in the amount of $49,522 as of audit date December 31, 2011.  Introbuzz has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Introbuzz has yet to commence full scale planned operations.  As of the date of this Registration Statement, Introbuzz has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from services.  Introbuzz believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Introbuzz’s administrative office is located at 7816 Calico Flower Avenue, Las Vegas, Nevada 89128.

Introbuzz’s fiscal year end is December 31.

Business Overview

Introbuzz is a social network based on the premise that personal networks are valuable.   Social networks are web based services that allow individuals to post a profile and link their profile to other friends and organizations.  To date, social networks such as Linkedin.com and Facebook.com have generated enormous popularity.  Social Networks have largely been a “personal branding” exercise or for pure entertainment to see what friends or associates are doing.

Introbuzz is a social network that is also based on showing the types of people you are connected with and are associated.  However, it’s also based on the idea that people should, and will pay to get in touch with people you know.  Furthermore, money or donations act as a convenient reason to get in touch with people who can benefit your career or enhance one’s life.

Introbuzz can also be compared to what happens at a charity auction when people pay thousands to have lunch with a celebrity.  However, with Introbuzz, anyone who knows anyone is a mini celebrity and social capital is valued.  People will pay for introductions that are meaningful since it can save or create significant value to someone’s life such as to find the right executive, nanny, software developer – or even the right squash player as examples.   Instead of paying for a lunch that neither party wants to eat, parties can get down to business knowing that their time has been valued.

Introbuzz serves three main groups of people:

Seekers, who want to meet people.

Mavens, who know a lot of people

Targets, who are people that other people want to meet.

For connection seekers -- Introbuzz allows people seeking meaningful connections, be it for professional (I’d like to sell you something), personal business (I need a good lawyer) or romance (do you know any single guys I can meet?) to do so by paying a fee.  In doing so, it removes the need to explain yourself, as you are allowing your wallet to speak for what you feel would be a good use of time.

For mavens – people who know lots of people; Introbuzz.com allows people to generate revenue based on

a)	Who they know (I can introduce you to the CEO of Company XYZ)

b)	What they know (I’m the CEO of company XYZ. For “X” dollars, I’ll grant a meeting)

For targets – people who are of value to meet; Introbuzz provides a meaningful filter and introduction mechanism.  Rather than meeting someone just because someone thinks it’s a good idea, Targets know immediately that their time or connection is valuable.

Introbuzz Revenue Model:

In exchange for providing a venue where people can pay to meet the right people, Introbuzz charges 10% of any fees generated. Introbuzz hopes to secure enough users and generate sufficient transactions within its first year to sustain operations and provide the Company with growth opportunity.

Current Status: Introbuzz has completed a proof of concept that we intend to launch on the World Wide Web in early 2012.

(Balance of the Page Intentionally Left Blank)

HOW IT WORKS

Introbuzz works as follows:

•
A business executive (Mike/seeker) wishes to meet the CEO of XYZ Company.  A company that he thinks would be a good client.   The CEO of ZYZ Company, Doug/target, is outside of Mike’s network.  Doug is a hard to reach guy, and isn’t a part of Introbuzz.

•
Mike searches Introbuzz.com for XYZ Company CEO.  And finds that a guy named John/maven, in Seattle, knows him and has an estimated interaction fee of  “X” dollars for a 15 minute discussion.  Mike uses Introbuzz to request an introduction. .

•	John gets the request via email, which includes some details of why he wants to meet “I don’t want to sell him anything, I just want to introduce myself and let him know about my company”.

•
John thinks this would be something that is a good use of Doug’s time, and forwards a preformatted email message to Doug that explains the request.  John and Doug can agree to the meeting with John keeping the fee, split the fee, or agree to give it to a designated charity.

•
John passes the message along to Doug.  After spending a couple minutes learning more at Introbuzz.com, Doug agrees to the phone meeting.  In this case, Doug agrees to meet with Mike as long as the money goes to the Sierra Club.

•	A message is then sent to Mike with contact information to reach Doug at a certain time and contact is made. Currency is transferred from Mike’s account to Doug.

•	The next day the 15 minute phone call takes place. Doug and Mike find some common ground and see some opportunity to chat again in the future.

•	Mike rates his interaction with Doug as “Very Worthwhile!” and with John as “Strong Connector”

Value Generated

•	Mike met a desired person that will help him advance his business or personal career that he would likely have never met were it not for Introbuzz.

•	John was able to generate revenue in addition to putting Doug in touch with someone worthwhile. John knew he was worthwhile because he was immediately available to pay for Doug’s time.

•	Doug was able to generate a donation for a cause that is important to him, and at the same time was able to connect with someone new and potentially strategic in his industry.

•	Introbuzz generated “X” dollars in fees and added another user, who is likely to tell more people about the service and how well it worked.

Technology/Product  Development

Introbuzz has built the following functionality for the initial launch of network.

Functionality

User Interface

•	Search mechanism
•	Name
•	Occupation
•	Bio
•	Age
•	Admin module for featured connections and mavens
•	Registration
•	Listing Associates
•	Name, Industry, description
•	Optional: "list as", biography, estimated rate, estimated availability (pulldown: email / phone / in person meeting)
•	Option to invite associates (button to right)
•	Upload your outlook address book

Invitations

•	Getting invited by a Friend (someone you are linked with through Introbuzz)
•	Getting invited by an Acquaintance (someone you know, but you aren't on Introbuzz)
•	Getting invited by a stranger (Introbuzz emails someone who isn't on Introbuzz and invites them)
•	Getting invited by an Introbuzz address book
•	Requesting an invitation
•	Message systems for coordinating permissions
•	Agree to be introduced
•	Agree pending more info
•	Agree to payment terms
•	Decline to be introduced

Payments

•	Payment systems for
•	Securely storing payment data
•	Spitting payments
•	Paying non profits
•	User inbox
•	Paying for the Introbuzz

Other

•	Executing the Introbuzz and leaving feedback
•	Feedback -- this person
•	Featured introductions
•	Paying for connections
•	Paid associations (linked to "my causes")
•	Looking for connections
•	Terminating a connection

Functionality Screen Shots

HOME PAGE

This draft main page illustrates some of the items that people will see when they first visit Introbuzz.  Immediately, they are presented with an updated list of people seeking connections, as well as Mavens who can introduce you to entire networks of people.  A celebrity profile will be featured as often as possible, and the non-profits that benefit from Introbuzz will also receive a prominent position.  Low intensity graphics and minimalist design will be targeted throughout the site.

Marketing

This section details our sales and marketing strategies.

The following is an overview of the company’s marketing activities.

Positioning:

•	For mavens: Your social and professional network is valuable. Don’t give it away.
•	For targets: Create a filter for people who need to meet you most – and make money for charity Does someone really need to meet you?
•	For seekers: One person can change your life. Wouldn’t you agree?
•	For the mass public: Isn’t Introbuzz that place where you can pay to meet a celebrity?
•	Introbuzz is looking to benefit great causes by allowing people who have a lot of people seeking time and meetings to create donations for great causes.

Positions we want to avoid:

•	Just another social network
•	As competing directly with LinkedIn or Facebook

The following summarizes the strategies and tactics Introbuzz will use to meet its revenue goals.

1.
Strategy:  Enroll Non-Profit membership networks. The fact that Introbuzz generates revenue that can be applied to non-profits can also be a major marketing tool.  For example, the Sierra Club has a large membership and even more people are part of college alumni groups.  All of these groups rely on their members to generate donations, and in many ways, these non-profits rely on social capital to keep donations flowing.  Today, people may make donations to help causes, but to also meet other people who are part of the group.  Introbuzz would formalize that process by

a.	Offering “Featured Non-profits” the ability to receive reduced rates in exchange for introducing their networks
b.	Providing a “Non-profit ticker” that shows the total amounts raised for each non profit
c.	Generating news and PR coverage of donations via Introbuzz

2.
Strategy:  Make viral marketing happen through seamless invites:  Introbuzz business is built on being able to easily upload your contacts and notify people about Introbuzz.  Asking permission to list someone, inviting someone, or suggesting to someone that they join Introbuzz are all valid reasons for enlisting new members.

Introbuzz hopes to attract and invite members utilizing the following tactics:

a.
Users will be encouraged to invite their entire address book through easy to use tools – i.e. “Would you like to import your outlook or other address book and have Introbuzz invite people to your network?”

b.	Users will be encourage to upload “Connections I am seeking
c.	Users will be encouraged to confirm details such as rate and availability which will cause targets to learn about Introbuzz.

3.
Strategy:  Enroll Celebrities:  Introbuzz provides a natural platform to enable celebrities to raise money for causes in a seamless, meaningful and hassle free-way.  Typical charity auction type of activities such as “lunch with celebrity” x or “A lesson with sports pro Y” can be transacted over Introbuzz. Beyond the typical time intensive activities, however, Introbuzz can offer a less time consuming yet perhaps equally meaningful interaction:  For example;

•	A professional football athlete could receive an email of your son’s passing action and provide feedback.
•	A celebrity pop singer can offer feedback on a budding music stars’ new song
•	A business consultant can review your company’s situation and give business advice
•	A golf professional can review a video of your golf swing and emailing you back their opinion.

Athletes/Celebrities such as the above don’t need the money.  However, their legacy is important to them, and in offering themselves electronically, they can save significant time in addition to generating more money for their pet causes.  The newness and novel nature of the Introbuzz concept is newsworthy, and pitching the story to mass media outlets along with easy to digest examples (ie celebrities action, plus quotes from commons folks)  The Introbuzz PR campaign will be launched upon securing the necessary celebrity buy-in.

Growth Strategy of the Company

Introbuzz intends to launch a social network based on the premise that your network is valuable and not something you give away.

Current social network sites are based on advertising.  They typically do not value your privacy or your network and are based only on driving more users or friends, regardless of “value”.  The social networks have been successfully built using a business model of more users = more advertising revenue.

A new opportunity exists for a social network that is built on introducing people in your network instead of simply “showing off” your network.  Introbuzz is based on the premise that to reach people in your network, you should have to pay a fee either to the person introducing and/or to the person you wish to meet.  The fee can be directly donated to charity, or received as cash.  The groups of people seeking this type of network are as follows:

Connection seekers:  This is a group of people who currently pay to attend trade shows to meet customers could pay hundreds of dollars to meet key people to their business. On Introbuzz, they could do so with searches such as “Media Buyer”, “Software Purchasing” or “Real Estate Developer”.   If they were looking to connect with someone who worked at Starbucks to learn how to work with the company you would search for “Star Bucks Marketing”.

For people’s personal lives, a cash bounty serves as a filter and an attention getter to find the right person who won’t waste your time:

•	Sports – “Squash beginner Seattle” or “Training partner for marathon”
•	Fanatics – “Chevy vintage parts” or someone looking for tickets – ie “Seattle Seahawks”
•	Romance – “Seeking woman with no kids, Civil war buff, Dave Matthews fan, over 5’8”. Most people’s idea of a perfect mate is detailed and is difficult to find.

For information hounds:  This group of people seeks information more than the connection with a person and would pay to get information that is meaningful to their business or life experiences. This is similar to “Yahoo Answers”

Life experiences:  “I’m looking to pay “X” dollars to find someone who”

•	Traveled wine country in New Zealand
•	How to raise twins in an urban professional household

Business experiences:

•	Looking for information on running a local print directory in Denver
•	Looking for information on running a milk farm in Kazakhstan

Mavens:  This group of people provides connections to multiple people.  They aren’t seeking to make new friends or associates -- Their network is full of great people, and if anything, they’ve made a practice of introducing people at no cost just to remain connected.  However, Introbuzz provides a gateway to monetizing this network of people they’ve spent a lifetime building.

•	Real estate agents – connecting contractors and homeowners,
•	Small business owners – accountants, contractors, network technicians, attorneys, graphics people, marketing agents
•	Salespeople – They know hundreds, if not thousands of people, not all of which are valuable or target customers, but could be an extremely valuable to others.
•	Stock brokers – could offer their clients to be part of their Introbuzz network to meet new people
•	Anyone’s “Ppersonal Service” network – landscapers, handymen, dry cleaners, massage therapy, maids,

For experts (targets)

•
These people are celebrities, hold a position of power (i.e. director of purchasing), or are simply very popular people.  They are introduced to seekers by mavens.  They use Introbuzz as a filter for finding “who means business” when they want to be introduced, and often use the proceeds to benefit a non-profit.

12 Month Growth Strategy and Milestones Based on Minimum Offering Proceeds Raised

The Company planned the goals and milestones based on the Minimum Offering proceeds raise of $50,000 and the Maximum Offering proceeds raised of $100,000 through the offering after deducting estimated offering expenses estimated to be $7,000.  We have prudently budgeted Minimum Offering proceeds of $50,000 to sustain operations for a twelve-month period.  In the event we are successful in raising the Maximum Offering of $100,000; this will enable the Company expand our marketing and programming efforts (please see section titled “Proposed Milestones to Implement Business Operations” for a detailed description of the distribution).

Introbuzz plans to launch our web based social network in early 2012.

Note: The Company planned the milestones based on quarters.

Quarter

0-3 Months    (estimated expenditures based on Minimum Offering raised $17,500)
(estimated expenditures based on Maximum Offering raised $27,500)
•	Evaluate and hire web designer
•	Map-out site structure
•	Begin programming and writing code for world wide web launch

4-6 Months    (estimated expenditures based on Minimum Offering raised $12,500)
(estimated expenditures based on Maximum Offering raised $30,500)
•	Finalize web site development and design
•	Begin marketing plan for website and tie into design
•	Evaluate and identify possible joint venture opportunities with companies/websites
•	Finalize and revise code for website
•	Launch beta site
•	Initiate marketing campaign

7-9 Months    (estimated expenditures based on Minimum Offering raised $7,000)
(estimated expenditures based on Maximum Offering raised $22,000)
•	Initiate two-year marketing plan utilizing a commissioned sales force
•	Organize and develop affiliate marketing programs
•	Continue with marketing efforts
•	Revise and develop code

10-12 Months (estimated expenditures based on Minimum Offering raised $6,000)
(estimated expenditures based on Maximum Offering raised $13,000)
•	Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
•	Analyze marketing efforts to date and address necessary deficiencies
•	Finalize detailed two-year marketing and business plan

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. In the event the offering is closed where the minimum has been raised, but the maximum has not been attained, our management will distribute pro-rata to the application working capital categories.

Competitor Analysis

Introbuzz has many potential competitors in the web based social network marketplace.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their products than are available to our Company.   Some of the Company’s competitors also offer a wider scope of services and have greater name recognition.

Social networks have garnered considerable attention in recent years.  Social networks include companies such as Facebook.com, Linkedin.com, Doostang, Myspace.com, and  Bebo.  To date most social networks have executed a business model based on advertising revenues.  Myspace and Bebo have focused more on entertainment based social networks.  Linkedin can be considered the leader in business social networking.

Web Site and Description:

Facebook is a social networking website that was launched on February 4, 2004. The free-access website allows users to join one or more networks, such as a school, place of employment, or geographic region to easily connect and interact with other people. Users can post messages for their friends to see, and update their personal profile to notify friends about themselves. The name of the website refers to the paper facebooks depicting members of a campus community that some colleges and preparatory schools give to incoming students, faculty, and staff as a way to get to know other people on campus.

LinkedIn is a free business social networking site that allows users who register to create a professional profile visible to others. Through the site, individuals can then maintain a list of known business contacts, known as Connections. LinkedIn users can also invite anyone to join their list of connections. LinkedIn offers an effective way by which people can develop an extensive list of contacts, as your network consists of your own connections, your connections' connections (2nd degree connections), as well as your 2nd degree's connections (called your 3rd degree connections).  Other LinkedIn features include paid accounts that offer more tools to find people, and "LinkedIn Answers" developed in January 2007. A free feature, "LinkedIn Answers" allows registered users to post business-related questions that anyone else can answer.

Doostang is a social-networking site geared towards individuals seeking career advancement. It is a more exclusive type of business networking service based on invitations.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our products.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Kenneth Carter who currently devotes approximately 10 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Mr. Carter plans to spend the time necessary to run the marketing campaign and direct the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Introbuzz uses an administrative office located at 7816 Calico Flower Avenue, Las Vegas, Nevada 89128.  Mr. Carter, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

–	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

–
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

–	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

–	Contains a toll–free number for inquiries on disciplinary actions;

–	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

–	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

–	The bid and offer quotations for the penny stock;

–	The compensation of the broker–dealer and its salesperson in the transaction;

–	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

–	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Introbuzz has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

INTROBUZZ
Financial Statements
For the Years Ended December 31, 2011 and 2010

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Introbuzz
Las Vegas, Nevada 89128

I have audited the balance sheets of Introbuzz as of December 31, 2011 and 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2011 and the period May 1, 2008 (date of inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Introbuzz as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and 2010 and for the period May 1, 2008 (date of inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further funds through equity or other traditional financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
January 17, 2012

Introbuzz
Balance Sheets

	December 31,	December 31,
	2011	2010

ASSETS
Current Assets
Cash and cash equivalents	$15	$15
Total Current Assets	15	15

Intangible assets, net of accumulated
amortization of $30,867 and $22,267, respectively	12,133	20,733

TOTAL ASSETS	$12,148	$20,748

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$8,670	$3,760
Loans from shareholder	47,000	47,000

Total Current Liabilities	55,670	50,760

Stockholders' Deficit
Common stock: 10,000,000 authorized; $0.001 par value
6,000,000 shares issued and outstanding	6,000	6,000
Accumulated deficit during development stage	(49,522)	(36,012)
Total Stockholders' Deficit	(43,522)	(30,012)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$12,148	$20,748

See auditor's report and notes to the audited financial statements

Introbuzz
Statements of Operation

			May 1, 2008
	For the Year Ended		(inception)
	December 31,		December 31,
	2011	2010	2011

Revenues	$-	-	$-

EXPENSES
Operating Expenses
Professional	3,500	-	5,500
General and administrative		33	1,985
Research and development		-	6,000
Depreciation and amortization	8,600	8,600	30,867
Total operating expenses	12,100	8,633	44,352

Net loss from operations	(12,100)	(8,633)	(44,352)

Other income (expense)
Interest expense	(1,410)	(1,410)	(5,170)
Income taxes	-	-	-

Net loss	$(13,510)	$(10,043)	$(49,522)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	6,000,000	6,000,000

See auditor's report and notes to the audited financial statements

Introbuzz
Statement of Stockholders' Deficit

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance as of May 01, 2008	-	$-	$-	$-	$-

Common shares issued:
May 1, 2008, to founders for cash at $.001	6,000,000	6,000	-		6,000

Net loss				(9,319)	(9,319)
Balance as of December 31, 2008	6,000,000	6,000	-	(9,319)	(3,319)

Net loss				(16,650)	(16,650)

Balance as of December 31, 2009	6,000,000	6,000	-	(25,969)	(19,969)

Net loss				(10,043)	(10,043)

Balance as of December 31, 2010	6,000,000	6,000	-	(36,012)	(30,012)

Net loss				(13,510)	(13,510)

Balance, December 31, 2011	6,000,000	$6,000	$-	$(49,522)	$(43,522)

See auditor's report and notes to the audited financial statements

Introbuzz
Statements of Cash Flows

			May 1, 2008
			(inception)
			through
	December 31,		December 31,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,510)	$(10,043)	$(49,522)
Adjustment to reconcile Net Income to net
cash provided by operations:
Depreciation and amortization	8,600	8,600	30,867
Changes in assets and liabilities:
Accounts payable and accrued expenses	4,910	1,410	8,670
Net Cash Used in Operating Activities	-	(33)	(9,985)

CASH FLOWS FROM INVESTING ACTIVITIES:
Development of intangible assets	-	-	(43,000)
Net Cash Used in Investing Activities	-	-	(43,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related parties	-	-	47,000
Issuance of common stock	-	-	6,000
Net Cash Provided by Financing Activates	-	-	53,000

Net increase (decrease) in cash and cash equivalents	-	(33)	15
Cash and cash equivalents, beginning of period	15	48	-
Cash and cash equivalents, end of period	$15	$15	$15

Supplemental Cash Flow Information
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See auditor's report and notes to the audited financial statements

INTROBUZZ
Notes to the Financial Statements
For the Years Ended December 31, 2011

1.	Nature of Operations and Significant Accounting Policies

Nature of Operations
Introbuzz (“IBuzz” or the “Company”) was incorporated in the State of Nevada on May 1, 2008. IBuzz’s was founded on the premise that personal networks and contacts are valuable.  Social networks are web based services that allow individuals to post a profile and link their profile to other friends and organizations.   Social networks have largely been a “personal branding” exercise or for pure entertainment, IBuzz is a referral service for introductions.

Basis of Presentation
The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates
The Financial Statements have been prepared in conformity with U.S. GAAP, which requires using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Financial Instruments
The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of December 31, 2011 the fair values of the Company’s financial instruments approximate their historical carrying amount.

Cash and Cash Equivalents
Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

Accounts Receivable, Credit
The Company currently has not generated any revenue from operations.  The Company will be charging for referral fees at the time a referral is placed.  Fee for referral will be based on a negotiation between third parties.  There is no subscription base for belonging to the group.  Billings will occur at the point of referral transmission and collection on customer accounts through credit cards or direct payments.  The Company does not issue credit on services provided, therefore there will be no accounts receivable.  No allowance for doubtful accounts is considered necessary to be established for amounts that may not be recoverable, since there has been no credit issued.

Software Development Costs and Capital Technology
The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.  The Company has capitalized the cost of the proprietary website technology, purchased from unrelated third party developers.  Additional costs to customize, modify and betterment to the existing product was charged to expense as it was incurred

Capitalized software costs are stated at cost.  The estimated useful life of costs capitalized is currently being amortized over five years. Amortization is computed on a straight line basis.   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of the proprietary software existed at December 31, 2011.

Long-lived assets and intangible property:
Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Share-based payments
Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has not issue shares during the periods presented, however it anticipates that shares may be issued in the future.

Revenue recognition
The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

The Company has not issued guarantees or other warrantees on the success or results of references paid.  The Company has no history and has not experienced any refund requests or committed to any adjustments for failed references.  The Company does not believe that there is any required liability.

Advertising
The costs of advertising are expensed as incurred.  Advertising expense was $0 for the year ended December 31, 2011 and 2010.  Advertising expenses, when incurred are to be included in the Company’s operating expenses.

Research and Development
The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development. Research and development costs were $0, $0 and $6,000 for the years ending December 31, 2011 and 2010 and for the period from inception through December 31, 2011, respectively.

Income taxes
The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (loss) per share
Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares. The Company does not have any potentially dilutive instruments and, thus, anti-dilution issues are not applicable.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is intended to improve comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. generally accepted accounting principles and International Financial Reporting Standards. This standard clarifies the application of existing fair value measurement requirements including (1) the application of the highest and best use valuation premise, (2) the methodology to measure the fair value of an instrument classified in a reporting entity’s shareholders’ equity, (3) disclosure requirements for quantitative information on Level 3 fair value measurements and (4) guidance on measuring the fair value of financial instruments managed within a portfolio. In addition, the standard requires additional disclosures of the sensitivity of fair value to changes in unobservable inputs for Level 3 securities. This standard is effective for interim and annual reporting periods ending on or after December 15, 2011. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”, which requires that comprehensive income be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The standard also requires entities to disclose on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net earnings. This standard no longer allows companies to present components of other comprehensive income only in the statement of equity. This standard is effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements other than the prescribed change in presentation.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

2.	Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet emerged from its development stage, has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	Intangible Assets

Intangible assets
The Company has capitalized the cost of acquiring their technology for internal and external use.  The purchase price was valued at the agreed upon price with the unrelated party.  Acquired software costs consist of the following, as of December 31:

	December 31, 2011	December 31, 2009

Website	$43,000	$43,000
Less accumulated amortization	30,867	22,267
	$12,133	$20,733

Future amortization:
2012	$8,600
2013	3,533
2014 and thereafter	-
	$12,133

Amortization expense was $8,600, $8,600 and $30,867 for the year ended December 31, 2011and 2010 and for the period May 1, 2008 (date of inception) through December 31, 2011, respectively.

4.	Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized an income tax benefit for its operating losses generated from operations, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Deferred tax assets resulted from the net operating losses generated by the Company. The Company provides for income taxes, for the periods ended December 31, is as follows:

	2011	2010
Current provision
Income tax provision (benefit) at statutory rate	$(4,600)	$(3,400)
State income tax expense (benefit), net of federal benefit	(500)	(400)
subtotal	(5,100)	(3,800)
Valuation allowance	5,100	3,800
	$—	$—

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.   As of December 31, 2011 the Company has net operating loss carry forwards in the amount of $36,000 as of December 31, 2010, which begin to expire in 2028.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the short year ending December 31, 2008 (year of inception).  The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended December 31, 2011.

5.	Related Party Transactions

Loans from Shareholder
In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances are considered temporary in nature and have not been formalized by a promissory note.  Notes are considered payable on demand and is non-interest bearing. The Company owed $47,000 and $47,000 to its sole shareholder as of December 31, 2011 and 2010, respectively.  Interest has been imputed and accrued at a rate of 3%, as management believes that interest expense would be material and therefore accrued.  Accrued interest totaled $5,170 and $3,760 as of December 31, 2011 and 2010, respectively.

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive and Chief Technical Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

6.	Equity

The total number of shares of capital stock which the Company shall have authority to issue is ten million (10,000,000) common shares with a par value of $.001, of which 6,000,000 have been issued to the founder.  The Company intends to issue additional shares in an effort to raise capital to fund its operations.  Common shareholders will have one vote for each share held.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

The Company is currently engaged in the registration of its equity, for the purpose of raising cash through the issuance of common shares.  The Company through its proposed equity raise anticipates issuing an additional 2 million shares.

There are no preferred shares authorized or outstanding.  There have been no warrants or options issued or outstanding.

7.	Contingencies

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

8.	Subsequent events

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the issuance of this report on January 17, 2012 that should be disclosed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has a negative current ratio and Company has incurred an accumulated deficit of $49,522 for the period from Inception (May 1, 2008) to December 31, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception (May 1, 2008) through December 31, 2011.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$15
Total assets	$12,148
Total liabilities	$55,670
Shareholders’ equity	$(43,522)

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director has verbally agreed to advance the company funds to complete the registration costs and other costs that occur until the potentially nine months that the offering will continue.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $49,522 for the period from Inception (May 1, 2008) to December 31, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The Company planned the goals and milestones based on the Minimum Offering proceeds raise of $50,000 and the Maximum Offering proceeds raised of $100,000 through the offering after deducting estimated offering expenses estimated to be $7,000.  The working capital requirements and the projected milestones are approximations and subject to adjustments.  We have budgeted Minimum Offering proceeds of $50,000 to sustain operations for a twelve-month period.  In the event we are successful in raising the Maximum Offering of $100,000; this will enable the Company to primarily expand our marketing, programming and web design efforts.  The costs associated with operating as a public company are included in our budget.  Management is responsible for the preparation of the required documents to keep the costs to a minimum.  Introbuzz plans to launch our web based social network in early 2012.  We plan to complete our milestones as follows:

0- 3 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $17,500
Estimated expenditures this quarter based on Maximum Offering placement - $27,500

Management plans to evaluate and hire a web designer(s) to assess, critique, and fine-tune our current network site.  Work is also planned for mapping-out the site structure and begin programming and writing the code for the World Wide Web launch.  Currently, our President Mr. Carter, is responsible for these duties and he will continue to help work on these matters even after we hire a web designer(s).  We have budgeted $6,000 (based on minimum proceeds placed) and $14,000 (based on the maximum offering proceeds placed) in the Web Design line item of the “Use of Proceeds” section to pay for the cost of hiring a web designer(s) either part-time or contracted.  The Company has budgeted $8,625 (based on the minimum proceeds placed) and $10,250 (based on the maximum offering proceeds placed) in the Programming line item of the “Use of Proceeds” section to cover the programming fees.  We anticipate that this person will be hired on a part-time or contract basis.  Late this quarter we plan to begin writing the code in anticipation that we will launch our site during the next quarter.  We have budgeted $2,000 (based on the minimum offering proceeds placed) and $2,000 (based on the maximum offering proceeds placed) in the Software Engineer line item of the “Use of Proceeds” section to address this cost.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $750 and Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on maximum offering proceeds placed).  Our overall goal for this timeframe is to continue to fine-tune and prepare our network site for launch on the World Wide Web during the next quarter.

4-6 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $12,500
Estimated expenditures this quarter based on Maximum Offering placement - $30,500

During this timeframe the Company plans to finalize our web site development and design.  We also plan to finalize and revise the code for a World Wide Web beta launch.  We will initiate and begin the marketing plan and incorporate it into the web site.  We have budgeted $2,000 (based on the minimum offering proceeds placed) and $5,000 (based on the maximum offering proceeds placed) in the Web Design line item in the “Use of Proceeds” section.  The Company has budgeted $5,625 (based on the minimum proceeds placed) and $10,250 (based on the maximum offering proceeds placed) in the Programming line item of the “Use of Proceeds” section to cover the programming fees for revising and finalizing the code.  In addition, we have budgeted $1,500 (based on minimum proceeds placed) and $4,000 (based on maximum offering proceeds placed) to cover the costs of the Software Engineer.  During this quarter we plan to begin marketing and identify possible joint venture opportunities with other companies and web sites.  We have budgeted $2,500 (based on the minimum offering proceeds placed) and $10,000 (based on the maximum offering proceeds placed) in the Marketing line item of the “Use of Proceeds” section to address this cost.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $750 and Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on maximum offering proceeds placed).  Our goal for during this timeframe is to launch our network site on the World Wide Web.

7-9 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $7,000
Estimated expenditures this quarter based on Maximum Offering placement - $22,000

By this stage of planned operations we anticipate the need to revise and further develop our code.  We plan to organize and develop affiliate marketing programs and continue with current marketing efforts.  We also plan to initiate a two-year marketing plan utilizing a commissioned sales force. The Company has budgeted $2,125 (based on the minimum proceeds placed) and $5,750 (based on the maximum offering proceeds placed) in the Programming line item of the “Use of Proceeds” section to cover the programming fees for the further development of our code.  In addition, we have budgeted $1,500 (based on minimum proceeds placed) and $4,000 (based on maximum offering proceeds placed) to cover the costs of the Software Engineer.  During this quarter we plan to continue our marketing efforts and we have budgeted $1,500 (based on the minimum offering proceeds placed) and $8,000 (based on the maximum offering proceeds placed) in the Marketing line item of the “Use of Proceeds” section to address this cost.  We have budgeted $1,000 (based on the minimum offering proceeds placed) and $3,000 (based on the maximum offering proceeds placed) in the Web Design line item in the “Use of Proceeds” section for tailoring the site in an effort to support marketing.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $750 and Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on maximum offering proceeds placed).  Our goal for this timeframe is to solidify the launch of our network site through software operational efficiency and marketing.

10-12 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $6,000
Estimated expenditures this quarter based on Maximum Offering placement - $13,000

By the fourth quarter of operations we hope to have approximately six months of launch operations to analyze.  We plan to evaluate our marketing value coupled with our revenue generating effectiveness and address any deficiencies and make adjustments.  During this timeframe we plan to finalize our two-year marketing and business plan.  We have budgeted $1,000 (based on the minimum offering proceeds placed) and $3,000 (based on the maximum offering proceeds placed) in the Web Design line item in the “Use of Proceeds” section.  The Company has budgeted $1,625 (based on the minimum proceeds placed) and $3,250 (based on the maximum offering proceeds placed) in the Programming line item of the “Use of Proceeds” section to cover the programming fees.  During this quarter we plan to continue our marketing efforts and we have budgeted $1,000 (based on the minimum offering proceeds placed) and $4,000    (based on the maximum offering proceeds placed) in the Marketing line item of the “Use of Proceeds” section to address this cost.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $750 and Legal is budgeted at $1,500.  Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on maximum offering proceeds placed).  Our goal for this timeframe is to finalize the framework for a two-year business plan based on our endeavors to date.

Note: The Company planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

CRITICAL ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a December 31.

B. BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period Inception (May 1, 2008) to December 31, 2011 and the Company had $15 in cash and equivalents at audited period ending Inception (May 1, 2008) to December 31, 2011.

C. CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $15 in cash and cash equivalent at audit period ending December 31, 2011.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E. INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, May 1, 2008, through December 31, 2011 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

Kenneth Carter	42	October 2011	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principle Accounting Officer, Sole Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Kenneth Carter – President, Secretary, Treasurer and Director -  Chief Executive Officer, Blaque Technology, from December 2009 – present.  Blaque Technology is a marketing, promotions, web building/trafficking, and entertainment casting company based in Las Vegas, Nevada.  From 2006 – November 2009; Mr. Carter was the Chief Executive Officer of  DreamCat Technology Network, Las Vegas, Nevada.  DreamCat Technology provides internet marketing and programming.  The Company also developed and provides programming and ring tone software. From 2005 to 2006 Mr. Carter was the West Coast General Manager of Directional Concepts.  Directional Concepts is an advertising firm and Mr. Carter was the West Coast General Manager of the entertainment division and the “Sign Spinning” campaign which catered to major home builders.  Brand Manager, Aarow Advertising, 2004-2005.  The firm offers advertising and Mr. Carter developed a “Sign Spinning Campaign” that landed five Capitol Record artists.  The campaigns success soon landed additional high profile record label artists and appeared at the NBA All Star Weekend and BET Awards.

Mr. Carter has over 20 years’ experience in marketing and promotions on a national basis.  His internet building/trafficking development skills provide the Company with competent and proven marketing expertise.   In addition, Mr. Carter has cultivated a network of contacts over the years and his contacts in the sports and entertainment industry can help further advance the goals of Introbuzz.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (May 1, 2008) through December 31, 2011. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Kenneth Carter President, CEO, CFO , Secretary, Treasurer, Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

* For period from Inception (May 1, 2008) through December 31, 2011

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on May 1, 2008,  Introbuzz has not compensated Mr. Carter, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
	Name, Title and Address of	Amount of Beneficial	Before	After
Title of Class	Beneficial Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Kenneth Carter, President, CEO, and Director	6,000,000	100%	75%

All Officers and
Directors as a Group		6,000,000	100%	75%

1.	The address of each executive officer and director is c/o Introbuzz, 7816 Calico Flower Avenue, Las Vegas, Nevada 89128.
2.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.	Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock) by Introbuzz. The aggregate amount of shares to be issued and outstanding after the offering is 8,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 6,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kenneth Carter is our sole officer and director.  We are currently operating out of the premises of Mr. Carter and he provides the Company office space on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On May 6, 2008 the Company issued 6,000,000 shares of common stock at $0.001 par value to John Kueber, the Company’s founder, for services received in the amount of $6,000.  On October 17, 2011 John Kueber and Kenneth Carter executed a Stock Purchase Agreement and Mr. Carter purchased 6,000,000 shares of common stock from Mr. Kueber for $600.  In addition, Mr. Carter assumed responsibility for the repayment to Mr. Kueber of the $47,000 in advances listed in the financial statements.  The advances are considered temporary and have not been formalized by a promissory note and are considered payable on demand.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances are considered temporary in nature and have not been formalized by a promissory note.  Notes are considered payable on demand and is non-interest bearing. The Company owed $47,000 and $47,000 to its sole shareholder as of December 31, 2011 and 2010, respectively.  Interest has been imputed and accrued at a rate of 3%, as management believes that interest expense would be material and therefore accrued.  Accrued interest totaled $5,170 and $3,760 as of December 31, 2011 and 2010, respectively.

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive and Chief Technical Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Introbuzz in connection with registering the sale of the common stock. Introbuzz has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the minimum proceeds are raised.

Legal and Professional Fees	$2,000
Accounting Fees	$3,500
Edgar Fees	$700
Blue Sky Qualifications	$800

Total:	$7,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Introbuzz’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Introbuzz indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Introbuzz request as an officer or director. Introbuzz may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Introbuzz’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Introbuzz shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Introbuzz shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Introbuzz or is or was serving at the request of Introbuzz as a director, officer, employee or agent of Introbuzz, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Introbuzz. Introbuzz shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Introbuzz as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 6, 2008 the Company issued 6,000,000 shares of common stock at $0.001 par value to John Kueber, the Company’s founder for services valued at $6,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaws

5	Opinion of Harold P. Gerwerter, Esq.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99.1	Subscription Agreement

99.2	Escrow Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 20, 2012.

Introbuzz
(Registrant)

By:	/s/ Kenneth Carter
Kenneth Carter
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Kenneth Carter	President, Chief Executive Officer, Chief Financial Officer,	January 20, 2012
Kenneth Carter	Principal Accounting Officer, Secretary, Treasurer and Director